UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

BIOHARVEST SCIENCES INC. (Exact name of Registrant as specified in its charter)

British Columbia, Canada (Jurisdiction of incorporation or organization)	N/A I.R.S. Employer Identification No.

1140-625 Howe Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 2T6 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class Common shares, without par value.	Name of exchange on which class is to be registered The Nasdaq Stock Market LLC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

ITEM 1.DESCRIPTION OF REGISTRANT’S SECURITIES TO REGISTERED

The securities to be registered hereby are the common shares, without par value (the “Common Shares”), in the capital of BioHarvest Sciences Inc. (the “Registrant”).

The description of the Common Shares contained in the section entitled “Item 10. Additional Information - Share Capital,” Exhibit 1.1, entitled “Articles, as amended on December 14, 2023,” and Exhibit 1.2, entitled “Notice of Articles dated May 31, 2024” included in the Registrant’s Registration Statement on Form 20-F (File No. 000-56663) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), with the Securities and Exchange Commission on June 14, 2024 is hereby incorporated by reference herein.

ITEM 2.EXHIBITS

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2024	BIOHARVEST SCIENCES INC.

/s/ Ilan Sobel
Name: Ilan Sobel
Title: Chief Executive Officer